EXHIBIT 23.1

Independent Auditors Consent

We consent to the incorporation by reference in this Registration Statement of The Classica Group, Inc. on Form SB-2 of our report dated March 27, 2002, appearing in the Annual Report on Form 10-KSB of The Classica Group Inc. for the year ended December 31, 2001.

Ehrenkrantz, Sterling & Co., LLC
Livingston, New Jersey
January 21, 2003